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EXHIBIT 23.1

P&F INDUSTRIES, INC.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in Forms S-8 (File No. 333-22047 and File No. 333-90562) of P&F Industries, Inc. of our report dated March 30, 2009 relating to the consolidated financial statements and the financial statement schedule of P&F Industries, Inc. as of December 31, 2008 and for the year then ended included in this Annual Report on Form 10-K.

/s/ J.H. Cohn LLP
Jericho, New York
March 30, 2009

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  EXHIBIT 23.1
P&F INDUSTRIES, INC.